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                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS




May 24, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We are aware that Baxter International Inc. has included our report dated
May 12, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Proxy Statement/Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about May 24, 1994. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,



Price Waterhouse



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